UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019

Golub Capital Investment Corporation
(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01128	47-1893276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 666 Fifth Avenue, 18th Floor, New York, NY 10103_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.
On May 3, 2019, Golub Capital Investment Corporation (the “Company”) entered into a facility extension request (the "Request") pursuant to the amended and restated revolving credit agreement (the "SMBC Revolver") with Sumitomo Mitsui Banking Corporation as the administrative agent, sole lead arranger and sole manager, which extended the maturity date of the SMBC Revolver from May 17, 2019 to August 17, 2019.
The description above is only a summary of the material provisions of the Request and is qualified in its entirety by reference to a copy of the Request, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

10.1
Facility Extension Request, dated as of May 3, 2019, by and between Golub Capital Investment Corporation, as the borrower, and Sumitomo Mitsui Banking Corporation, as the administrative agent, sole lead arranger and sole manager

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Investment Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL INVESTMENT CORPORATION

Date: May 9, 2019	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer